Exhibit 99.1

FOR IMMEDIATE RELEASE

RealNetworks Announces Executive Changes

Lawrence Jacobson Steps Down as President; Sid Ferrales Joins as Senior Vice
President, Human Resources; Dan Sheeran Tapped as Senior Vice President,
International; Edmond Mesrobian and Karim Meghji Join Executive Team

SEATTLE, April 28, 2004 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced several executive changes and promotions. Lawrence Jacobson has resigned as President, effective immediately, to pursue other opportunities and spend more time with his family. Mr. Jacobson has been with RealNetworks for three years, and most recently was responsible for overseeing international operations. He will continue to work for the company as a Strategic Advisor, reporting to Chairman and Chief Executive Officer Rob Glaser, for a transitional period. The Company has no plans to fill the position of President at this time.

“Larry has been a valued member of our leadership team, and will continue to be a personal friend and great friend to the company. We thank him for his many contributions, and wish him and his family all the best,” said Rob Glaser.

Jacobson stated, “Real has successfully leveraged its core technology to become a recognized leader of Internet consumer services and I’m proud to have contributed to this expansion effort. With solid financial momentum, a central position in the marketplace, and a deep management team, Real is at a time and place which allows me to step aside and not upset its cadence for growth. I have valued my time as a member of this world-class organization.”

Dan Sheeran has been tapped as Senior Vice President, International, to assume responsibility for running the company’s international operations. Formerly Senior Vice President of Marketing for RealNetworks, Sheeran brings a wealth of operational, business, sales and marketing experience to the position. Prior to joining the RealNetworks executive team in 2001, he was senior vice president of worldwide sales and marketing for nCUBE, a leading provider of digital media systems for the cable television and telecommunications industries. There he worked extensively in Asia and Europe overseeing direct sales, channel development and product marketing. Mr. Sheeran holds a Bachelor of Science in the School of Foreign Service from Georgetown University, and a Master of Business Administration from Northwestern University.

“Dan’s international experience, his deep expertise in our products and services, and his successful contributions to Real across all aspects of our business over the last three years uniquely qualify him to lead our international efforts moving forward,” said Rob Glaser. “With Dan at the helm, Real is prepared to lead the expansion of digital media products and services around the world as the digital media marketplace continues to develop rapidly.”

RealNetworks has also announced that Savino “Sid” Ferrales has joined its executive team as Senior Vice President, Human Resources. Mr. Ferrales has served as the senior human resource executive at leading technology companies including Interland, Inc., Dell Corporation and Digital Equipment Corporation over the course of his 20 year career. Mr. Ferrales reports to Rob Glaser.

“Sid’s tremendous experience and success as a human resources and business executive in industry leading, growing technology companies, combined with his personal integrity and commitment to people, make him the ideal person to help RealNetworks develop and grow our most valuable asset, our outstanding team of people,” said Rob Glaser.

“I’m very impressed by the incredibly talented team at RealNetworks, and the Company’s commitment to its people. They are the experts in the field, and they have a remarkable passion and commitment to winning. I’m excited to work with them personally, and to help position RealNetworks for business expansion and success at the start of the Company’s second decade,” said Savino “Sid” Ferrales, Senior Vice President, Human Resources.

Immediately prior to joining RealNetworks, Mr. Ferrales served as Senior Vice President of Human Resources for Interland, Inc., a leading provider of business-class Web hosting and online services to small and medium businesses. Previously, Mr. Ferrales was VP of HR at Dell Corporation during the rapid global expansion phase in which Dell experienced triple digit growth. His experience also includes serving as VP of Worldwide HR at Digital Equipment (DEC) in support of 60,000 employees in 47 countries, and as a senior HR leader at Motorola for 10 years.

Today RealNetworks also announced the addition of two executives to its leadership team. Edmond Mesrobian has been appointed Vice President and Chief Technology Officer, and Karim Meghji has been promoted to Vice President, Video Services.

Dr. Mesrobian is responsible for leading RealNetworks’ efforts to define, build and operate the leading world-class media service application platform which powers not only RealNetworks’ own consumer media subscription services, but also those of its partners and customers in the digital media industry. In addition, as the Company’s CTO, Edmond is responsible for leading technology strategy and initiatives across the Company. Dr. Mesrobian joined RealNetworks in 2003. Prior to RealNetworks, Dr. Mesrobian served as VP Engineering and Chief Scientist for Disney Online (Buena Vista Internet Group), President and Chief Technology Officer for Checkout.com, and Chief Technology Officer or its equivalent for entertainment technology companies Amplified Holdings and ARTISTdirect. Dr. Mesrobian received three degrees in computer science from UCLA, and co-founded the UCLA Data Mining Lab. Dr. Mesrobian reports to Martin Plaehn, Executive Vice President, Products and Services.

“Edmond’s intellectual depth, stellar academic and research background, and rigor are world-class. With his successful experience in building scalable, distributed, Internet-based systems, and his visionary technology leadership, he is well situated as CTO to help drive our overall technology strategy forward and oversee our Internet operations,” said Rob Glaser.

Mr. Meghji joined RealNetworks in 1997 and has led important product and programming efforts at RealNetworks, including the development of several versions of RealPlayer and more recently the development of RealOne SuperPass. In his new role, Mr. Meghji is responsible for the RealNetworks’ consumer facing free and paid video services, such as the new Real Guide and RealOne SuperPass , as well as business operations for RealNetworks’ partner subscription services. Prior to joining RealNetworks, Mr. Meghji held roles of increasing responsibility at Symantec.

Mr. Meghi holds a BS in Computer Science from San Jose State University and reports to Richard Wolpert, Chief Strategy Officer.

“Karim’s contributions over the last seven years at RealNetworks have spanned several generations of the RealPlayer and the launch of our video services. RealNetworks seeks the best and brightest employees at all levels and it’s always a great development when one of our own steps up to our executive ranks. Karim’s great body of work and leadership at Real make him a most welcome member of the management team,” said Rob Glaser.

For More Information, Press Only:
Greg Chiemingo, RealNetworks, 206-892-6234, gchiemingo@real.com

About RealNetworks

RealNetworks, Inc. is the leading creator of digital media services and software including the award-winning Rhapsody Internet jukebox service and RealPlayer 10, the first product to integrate finding, organizing, buying, playing and managing digital audio and video in a single product. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks’ systems and corporate information is located at http://www.realnetworks.com

RealNetworks, RealPlayer, RealOne, SuperPass, Real Guide and the Real logo are trademarks or registered trademarks of RealNetworks, Inc. Other companies or products listed herein are trademarks or registered trademarks of their respective owners.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, including RealNetworks’ financial momentum, market position, the expansion of RealNetworks’ digital media products and services, and the rapid development and expansion of digital media markets. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include the risks associated with the development of new digital media technologies and services, the availability of content under reasonable terms, the sustained adoption and use of RealNetworks products and services by customers and RealNetworks’ ability to hire and retain key personnel necessary to expand worldwide. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the year ended December 31, 2003, its quarterly reports on Form 10-Q, and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.